Exhibit 99.1

Media contact:	Charles Keller
612-678-7786
charles.r.keller@ampf.com

Stockholder Contact:	Chris Moran
617-218-3864
christopher.m.moran@ampf.com

TRI-CONTINENTAL CORPORATION ANNOUNCES

RECORD AND MEETING DATE FOR

2009 ANNUAL MEETING OF STOCKHOLDERS

NEW YORK, NY, March 6, 2009 — Tri-Continental Corporation (the “Corporation”) (NYSE: TY) today announced that it will hold its 2009 Annual Meeting of Stockholders on June 9, 2009 (the “Meeting”) at the offices of Venable LLP, 750 East Pratt Street, Baltimore, Maryland 21202. The close of business on April 6, 2009 has been fixed by the Corporation’s Board of Directors as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof.

At the Meeting, Stockholders will be asked to elect four directors, each to hold office until the 2012 Annual Meeting of Stockholders and until their successors are elected and qualify, to consider the ratification of the selection of the Corporation’s independent registered public accounting firm, and to consider such other matters as may properly come before the Meeting or any postponement or adjournment thereof, including acting upon one stockholder proposal. This and other information relating to the Meeting will be described in a notice of meeting and proxy statement that the Corporation intends to file with the Securities and Exchange Commission.